EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 93 to the Registration Statement (the “Registration Statement”) of MFS Series Trust V (the “Trust”) (File Nos. 2-38613 and 811-2031), of my opinion dated January 27, 2025, appearing in Post-Effective Amendment No. 92 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 2025.

 /s/TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

January 27, 2026